EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-84796 of American Eagle Outfitters, Inc. on Form S-8 of our report dated June 23, 2004, appearing in this Annual Report on Form 11-K of The Profit Sharing and 401(k) Plan for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP

Columbus, Ohio

June 25, 2004